CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions `Financial Highlights," and "Independent Auditors" and to the use of our report dated July 28, 2000 in the Registration Statement (Form N-1A) of the Primary Trend Funds, Inc. and its incorporation by reference in the related Prospectus and Statement of Additional Information filed with the Securities and Exchange commission in this Post-Effective Amendment No. 22 to the Registration Statement under the Securities Act of 1933 (File No. 33-6343) and in this Amendment No. 24 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-04704).



                                       /s/ Ernst & Young LLP



Milwaukee, Wisconsin
October 26, 2000